FOR IMMEDIATE RELEASE
CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES ANNOUNCES RECORD FIRST-QUARTER REVENUE

AND UPDATES ANNUAL GUIDANCE

PROVO, Utah – April 6, 2011 – Nu Skin Enterprises, Inc. (NYSE: NUS) today announced that it expects to exceed previous company guidance by posting first-quarter revenue of approximately $395 million, a 9 percent improvement over the prior-year period. Revenue is expected to benefit approximately 5 percent due to foreign currency fluctuations. The company also projects first-quarter earnings of $0.52 to $0.54 when excluding non-cash charges of approximately $33 million related to the recent judgment rendered in a dispute with Japan Customs. When including these charges, first-quarter earnings are expected to be $0.29 to $0.31 per share.

“We are starting the year off strong with record first-quarter revenue, driven largely by impressive gains in our emerging markets,” said Truman Hunt, president and chief executive officer. “Our performance this quarter is particularly impressive when taking into consideration last year’s first-quarter launch of ageLOC Transformation, which contributed to 23 percent growth. In addition, we estimate the natural disasters in Japan had a negative first-quarter impact of approximately $5 million in revenue and $.01 to earnings per share.

Nu Skin Enterprises, Inc.
April 6, 2011

“Our overall geographic diversity contributed to the impressive quarter. Revenue was particularly strong in Mainland China and South Asia/Pacific, which generated local currency growth rates of approximately 45 percent and 30 percent, respectively. South Korea and Europe were also solid performers in the first quarter. We anticipate that our U.S. business will report a decline of approximately 10 percent, partially due to a difficult comparison with the prior-year launch of ageLOC Transformation, while Japan revenue is expected to decline 7 percent, which includes the negative impact from the natural disasters,” Hunt continued.

“As the Nu Skin global family rallies around our friends and colleagues in Japan, we have gained an even greater appreciation for the resiliency of the people of this great nation. We have been inspired by our Japanese sales leaders as they courageously respond to this tragedy. As a company, we believe that the natural disasters will slow, but will not derail, our turnaround efforts in Japan.

“We reiterate our 2011 guidance of $1.60 to $1.63 billion in revenue with earnings per share in the $2.25 to $2.35 range, or $1.92 to $2.02 when including charges related to the Japan Customs decision. We estimate the natural disasters will have an annual negative impact on Japan sales of 5 percent, or approximately $25 million. Although the situation is fluid, we project an impact of about $5 million in the first quarter, $10 million in the second quarter, $7 million in the third quarter and about $3 million in the fourth quarter. However, we expect our overall results will benefit from stronger-than-anticipated revenue growth in South Asia/Pacific and China, as well as healthy growth in South Korea and Europe. We also anticipate a stronger product launch in the fourth quarter than we had initially forecast. All things considered, we are committed to delivering on our original guidance. We look forward to providing a full report and update on our overall business in our first-quarter earnings release, now scheduled for May 3,” concluded Hunt.

The company will release first-quarter results before the opening of the financial market and hold a call with the investment community on May 3, 2011. At that time, the company will provide additional information on the outlook for the second quarter as well as the remainder of 2011. The call will take place at 11 a.m. (EDT). The event will also be webcast on the company’s website at www.ir.nuskin.com.

Nu Skin Enterprises, Inc.
April 6, 2011

About Nu Skin Enterprises, Inc.

Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company’s scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company, evidenced in its unique ageLOC™ science that addresses aging at its source. The company’s anti-aging products feature the new ageLOC suite of products including the ageLOC Transformation daily skin care system, ageLOC Future Serum and the ageLOC Edition Galvanic Spa® System II, as well as the ageLOC Vitality nutritional supplement. A global direct selling company, Nu Skin operates in 51 markets worldwide and has approximately 800,000 independent distributors. Nu Skin is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at http://www.nuskin.com.

Nu Skin Enterprises, Inc.
April 6, 2011

Please note: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company's current projections, expectations and beliefs regarding, among other things: (i) management’s positive outlook for the company; (ii) management’s expectations regarding the company’s initiatives, strategies and new products; and (iii) management’s projections regarding revenue, earnings per share, and the impact of foreign currency fluctuations. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: (a) risks related to general disruption and market conditions following the recent disasters in Japan and the risk that the resulting impact on the company’s operations in that market and on the ability of the company’s distributors to maintain their business and sponsoring activities may negatively impact our revenues more than anticipated; (b) risk that the company’s expenses may be higher than currently anticipated or that the company may be required to make currently unanticipated accounting adjustments; (c) challenging economic conditions globally; (d) risk of foreign currency fluctuations and the currency translation impact on our business associated with these fluctuations; (e) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (f) uncertainty regarding the impact on our business of increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market; (g) risks associated with complaints and general inquiries to consumer protection agencies in Japan regarding the activities of some distributors; (h) regulatory risks associated with the company’s tools and products, which could inhibit the company’s ability to market a tool or product in a market if it is determined to be a medical device in any market, if distributors make unauthorized claims that would cause such products to be classified as drugs, or if the company is unable to obtain necessary product registrations in a timely manner; (i) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (j) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others; (k) any prospective or retrospective increases in duties on our products imported into our markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in our various markets; and (l) continued competitive pressures in the company’s markets. The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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